Exhibit 99.1

JetPay Corporation Reports Second Quarter Results

Revenues Increase 53.8%, Including 69.7% Increase in

Payment Services

Center Valley, PA – August 11, 2017 – JetPay® Corporation (“JetPay” or the “Company”) (NASDAQ: “JTPY”) announced financial results for the second quarter and six months ended June 30, 2017.

Financial Highlights

•	Revenues increased 53.8%, or $6.6 million, to $18.8 million for the three months ended June 30, 2017 as compared to $12.2 million for the same period in 2016, and 58.1%, or $13.9 million, to $37.7 million for the six months ended June 30, 2017 as compared to $23.9 million for the same period in 2016. Organic growth was 20.1% and 17.1% for the three and six months ended June 30, 2017, respectively, with solid growth in both the JetPay Payment Services and the JetPay HR & Payroll Segments.

•	Revenues within the JetPay Payment Services Segment increased 69.7%, or $6.2 million, to $15.0 million for the three months ended June 30, 2017 as compared to $8.8 million for the same period in 2016, and 81.2%, or $13.1 million, to $29.3 million for the six months ended June 30, 2017 as compared to $16.2 million for the same period in 2016. Organic growth within the JetPay Payment Services Segment was 23.5% and 20.8% for the three and six months ended June 30, 2017, respectively.

•	Revenues within the JetPay HR & Payroll Segment increased $421,000, or 12.5%, to $3.8 million in the three months ended June 30, 2017, as compared to $3.4 million for the same period in 2016, and 10.0%, or $764,000, to $8.4 million for the six months ended June 30, 2017 compared to $7.6 million for the same period in 2016. This organic growth included accelerated growth in our Workforce Today® product, highly desired by medium to large employers.

•	Consolidated gross profit increased 46.6% to $5.7 million, or 30.5% of revenues, for the three months ended June 30, 2017, up from $3.9 million for the same period in 2016, and up 48.3%, or $3.9 million, to $12.1 million, or 32.0% of revenues, for the six months ended June 30, 2017.

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) were $(75,000) and $(6.0) million for the second quarter of 2017 and 2016, respectively, and $1.3 million and $(5.6) million for the six month periods ended June 30, 2017 and 2016, respectively. EBITDA, adjusted for non-recurring and non-cash items, (“adjusted EBITDA”— see Non-GAAP Financial Measures definition and reconciliation of operating income (loss) to EBITDA and adjusted EBITDA below), was $1.1 million, or 6.0% of revenues, in the second quarter of 2017 as compared to $579,000, or 4.7% of revenues, for the same period in 2016. Adjusted EBITDA was $2.8 million, or 7.4% of revenues for the six months ended June 30, 2017, as compared to $1.7 million, or 7.0% of revenues, for the same period in 2016. The increase in adjusted EBITDA of 67.9% in the first six months of 2017 vs. 2016 was related to the Company’s acquisition of JetPay Payment Services, FL on June 2, 2016 and organic growth in the Company’s JetPay Payment Services, TX, and JetPay Payment Services, PA operations.

•	The ratio of our total debt, which consists of total debt of $16.3 million, to debt and total equity capitalization, which consists of common stock subject to possible redemptions, convertible preferred stock and stockholders’ equity totaling $62.8 million, was 20.6% at June 30, 2017, a substantial improvement from 24.6% at December 31, 2016. As of June 30, 2017, the Company had positive working capital of $1.0 million.

Recent News Highlights

•	Entered into a new credit arrangement with Fifth Third Bank which provides the JetPay Payments, FL operation with a $1.6 million Draw/Term Note to finance software integration costs related to the Company’s payments processing contract with the State of Illinois, a Master Equipment Lease Agreement to provide up to $1.5 million of financing for certain point-of-sale equipment and other computer equipment, and an Amended and Restated Revolving Promissory Note for $1.0 million to be use to extend temporary credit to cover JetPay Payment, FL’s customers’ processing return items.

•	Successfully settled a lawsuit by Ten Lords, Ltd. and Providence Interactive Capital, LLC against JetPay, LLC and the Company by entering into a Compromise Settlement Agreement and Mutual Release pursuant to which the parties to the lawsuit released one another and their respective affiliates from all claims related to the subject matter of the lawsuit.

“JetPay continued its increasingly strong results this quarter,” stated Diane Faro, CEO of JetPay Corporation. “Our 20% organic growth in the quarter and over 17% year-to-date is clear evidence that the enhancements in technology, operations, and sales and marketing we have made across the company are being well-received in the market and hold promise for further growth improvements.” Diane continued, “Most encouraging, in addition to the high growth in our Payment Services’ business, is the double-digit growth in our HR & Payroll Segment, validating the value of the investments we have made in product, sales, and leadership. With the Ten Lords, Ltd and Providence Interactive Capital, LLC lawsuit and other legacy law suits behind us, we believe that the building blocks we have put in place and the accretive acquisitions we have completed positions JetPay well in the market, which we expect will provide strong returns for our investors.”

Financial Results, Second Quarter 2017 Compared to Second Quarter 2016

Revenues were $18.8 million for the three months ended June 30, 2017, comparable to $12.2 million for the same period in 2016. Revenues for our JetPay Payment Services Segment increased $6.2 million, or 69.7%, for the three months ended June 30, 2017, compared to the same period in 2016. The increase was partially related to the June 2016 acquisition of JetPay Payment Services, FL, which contributed an incremental $3.7 million of revenues in the second quarter of 2017. Revenues for our JetPay HR and Payroll Segment increased $421,000, or 12.5%, for the three months ended June 30, 2017, as compared to the same period in 2016. This increase was attributable to increasing demand for our full-suite, human capital management services.

Operating loss for the three months ended June 30, 2017 was $(941,000), compared to an operating loss of $(6.8) million for the same period in 2016. Operating loss includes depreciation and amortization expense of $1.1 million and $967,000 for the three months ended June 30, 2017 and 2016, respectively. The decrease in operating loss was partially related to the June 2016 acquisition of JetPay Payment Services, FL contributing an incremental $406,000 of operating income in the second quarter of 2017, and a $5.6 million reduction in professional fees for non-repetitive matters and legal settlement costs, partially offset by an increase in non-cash disposal of fixed assets of $80,000.

Net loss for the three months ended June 30, 2017 was $(1.3) million or a net loss applicable to common stockholders of $(4.0) million after accretion of convertible preferred stock of $2.7 million, compared to a net loss of approximately $(5.6) million, or a net loss applicable to common stockholders of $(7.0) million after accretion of convertible preferred stock of $1.4 million for the same period in 2016. The decrease in net loss was primarily related to the decrease in operating loss described above.

Financial Results, First Six Months of 2017 Compared to First Six Months of 2016

Revenues were $37.7 million for the six months ended June 30, 2017, comparable to $23.9 million for the same period in 2016. Revenues for our JetPay Payment Services Segment increased $13.1 million, or 81.2%, for the six months ended June 30, 2017, compared to the same period in 2016. The increase was partially related to the June 2016 acquisition of JetPay Payment Services, FL, which contributed an incremental $8.8 million of revenues in the first six months of 2017. Revenues for our JetPay HR & Payroll Segment increased $764,000, or 10.0%, for the six months ended June 30, 2017, as compared to the same period in 2016. This increase was attributable to increasing demand for our full-suite, human capital management services.

Operating loss for the six months ended June 30, 2017 was $(719,000), compared to a loss of $(7.3) million for the same period in 2016. Operating loss includes depreciation and amortization expense of $2.2 million and $1.9 million for the six months ended June 30, 2017 and 2016, respectively. The decrease in operating loss was partially related to the acquisition of JetPay Payment Services, FL, which contributed an incremental $891,000 of operating income in the first six months of 2017, as well as a $6.1 million reduction in professional fees for non-repetitive matters and legal settlement costs, partially offset by an increase in non-cash stock option costs of $208,000 and an increase in non-cash loss on disposal of fixed assets of $80,000.

Net loss for the six months ended June 30, 2017 was $(1.5) million or a net loss applicable to common stockholders of $(6.3) million after accretion of convertible preferred stock of $4.8 million, compared to a net loss of approximately $(6.6) million, or a net loss applicable to common stockholders of $(9.4) million after accretion of convertible preferred stock of $2.8 million. The decrease in net loss was primarily related to the decrease in operating loss described above.

Conference Call

JetPay will conduct a conference call on Thursday, August 17, 2017 at 9:00 AM ET (6:00 AM PT) to discuss these results and conduct a question and answer session. The participant conference call number is (855) 446-8217 (International Dial-In (509) 960-9039), conference ID: 69331276. There will also be access to a digital recording of the teleconference by calling (855) 859-2056 and entering the conference ID: 69331276. This will be available from two hours following the teleconference until Thursday, August 24, 2017.

About JetPay Corporation

JetPay Corporation, based in Center Valley, PA, is a leading provider of vertically integrated solutions for businesses including card acceptance, processing, payroll, payroll tax filing, human capital management services, and other financial transactions. JetPay provides a single vendor solution for payment services, debit and credit card processing, ACH services, and payroll and human capital management needs for businesses throughout the United States. The Company also offers low-cost payment choices for the employees of these businesses to replace costly alternatives. The Company's vertically aligned services provide customers with convenience and increased revenues by lowering payments-related costs and by designing innovative, customized solutions for internet, mobile, and cloud-based payments. Please visit www.jetpay.com for more information on what JetPay has to offer or call 866-4JetPay (866-453-8729).

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA and adjusted EBITDA, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation, amortization of intangibles, and non-cash changes in the fair value of contingent consideration liability. The Company defines adjusted EBITDA as EBITDA, as defined above, plus certain non-recurring items, including certain legal and professional costs for non-repetitive matters, legal settlement costs, non-cash stock based compensation costs, and non-cash losses on the disposal of fixed assets. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as indicators of the Company’s operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations. Management believes EBITDA and adjusted EBITDA are helpful to investors in evaluating the Company’s operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded. EBITDA and adjusted EBITDA are supplemental non-GAAP measures, which have limitations when used as an analytical tool. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, may differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. For a description of our use of EBITDA and adjusted EBITDA and a reconciliation of EBITDA and adjusted EBITDA to operating income (loss), see the section of this press release titled “EBITDA and adjusted EBITDA Reconciliation.”

EBITDA and adjusted EBITDA Reconciliation

(000’s omitted)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating loss	$(941)	$(6,759)	$(719)	$(7,281)
Change in fair value of contingent consideration liability	(257)	(216)	(183)	(170)
Amortization of intangibles	875	779	1,749	1,512
Depreciation	248	188	479	367

EBITDA	$(75)	$(6,008)	$1,326	$(5,572)

Professional fees for non-repetitive matters	142	319	216	884
Legal settlement costs	747	6,140	747	6,140
Non-cash stock based compensation	200	98	384	176
Non-cash loss on disposal of fixed asset	110	30	110	30

Adjusted EBITDA	$1,124	$579	$2,783	$1,658

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. JetPay’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside JetPay’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the fiscal year ended December 31, 2016, the Company’s Quarterly Reports on Forms 10-Q and the Company’s Current Reports on Form 8-K.

JetPay cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in JetPay’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning JetPay or other matters and attributable to JetPay or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. JetPay cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. JetPay does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

JetPay Corporation	JetPay Corporation
Peter B. Davidson	Gregory M. Krzemien
Vice Chairman and Corporate Secretary	Chief Financial Officer
(610) 797-9500	(610) 797-9500
Peter.Davidson@jetpaycorp.com	gkrzemien@jetpaycorp.com

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JetPay Corporation

Consolidated Statements of Operations

(In thousands, except share and per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

	(Unaudited)		(Unaudited)

Processing revenues	$18,777	$12,212	$37,719	$23,855
Cost of processing revenues	13,049	8,306	25,634	15,706

Gross profit	5,728	3,906	12,085	8,149

Selling, general and administrative expenses	5,056	3,774	10,012	7,581
Settlement of legal matter	747	6,140	747	6,140
Change in fair value of contingent consideration liability	(257)	(216)	(183)	(170)
Amortization of intangibles	875	779	1,749	1,512
Depreciation	248	188	479	367

Operating loss	(941)	(6,759)	(719)	(7,281)

Other expenses (income)
Interest expenses	276	258	571	511
Non-cash interest costs and amortization of debt discounts	33	77	67	256
Other income	(5)	(1)	(7)	(3)

Loss before income taxes	(1,245)	(7,093)	(1,350)	(8,045)

Income tax (benefit) expense	81	(1,527)	143	(1,474)

Net loss	(1,326)	(5,566)	(1,493)	(6,571)
Accretion of convertible preferred stock	(2,652)	(1,453)	(4,775)	(2,867)

Net loss applicable to common stockholders	$(3,978)	$(7,019)	$(6,268)	$(9,438)

Basic and diluted loss per share applicable to common stockholders	$(0.26)	$(0.45)	$(0.39)	$(0.63)

Weighted average shares outstanding:
Basic and diluted	15,588,984	15,445,741	16,134,808	14,923,611

JetPay Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2017	December 31, 2016
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$8,477	$12,584
Restricted cash	1,903	2,129
Accounts receivable, less allowance for doubtful accounts	3,336	4,677
Settlement processing assets and funds	53,962	35,240
Prepaid expenses and other current assets	1,224	5,849
Current assets before funds held for clients	68,902	60,479
Funds held for clients	48,066	49,154
Total current assets	116,968	109,633
Property and equipment, net	2,858	2,125
Goodwill	48,978	48,978
Identifiable intangible assets, net	24,341	26,090
Other assets	393	384
Total assets	$193,538	$187,210

LIABILITIES
Current liabilities:
Current portion of long-term debt and capital lease obligation	$3,189	$8,074
Accounts payable and accrued expenses	12,120	10,821
Settlement processing liabilities	52,246	35,079
Deferred revenue and other current liabilities	352	1,487
Current liabilities before client fund obligations	67,907	55,461
Client fund obligations	48,066	49,154
Total current liabilities	115,973	104,615
Long-term debt and capital lease obligation, net of current portion	13,088	13,794
Deferred income taxes	520	520
Other liabilities	1,136	1,228
Total liabilities	130,717	120,157

Commitments and Contingencies

Redeemable Convertible Preferred Stock	54,059	53,324

Common Stock, subject to possible redemption	3,520	3,520

Stockholders’ Equity	5,242	10,209
Total Liabilities and Stockholders’ Equity	$193,538	$187,210

JetPay Corporation

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Six Months Ended June 30,
	2017	2016
Operating Activities
Net loss	$(1,493)	$(6,571)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	479	367
Stock-based compensation	361	164
Employee stock purchase plan expense	23	12
Amortization of intangibles	1,749	1,512
Non-cash interest costs	67	118
Amortization of debt discounts	-	138
Change in fair value of contingent consideration liability	(183)	(170)
Loss on disposal of fixed assets	110	30
Deferred income taxes	-	(1,602)
Change in operating assets and liabilities	1,145	7,697
Net cash provided by operating activities	2,258	1,695

Investing Activities
Net decrease in restricted cash and cash equivalents held to satisfy client fund obligations	1,088	1,061
Cash acquired in acquisition	-	519
Purchase of property and equipment	(1,004)	(305)
Investment in acquired technology	-	(87)
Net cash provided by investing activities	84	1,188

Financing Activities
Payments on long-term debt and capital lease obligations	(6,300)	(1,610)
Proceeds from issuance of common stock, net of issuance costs	104	64
Proceeds from notes payable	400	1,970
Proceeds from sale of preferred stock, net of issuance costs	825	-
Restricted cash reserve	-	(1,900)
Payment of deferred financing fees associated with new borrowings	(76)	(112)
Payment of deferred and contingent acquisition consideration	(314)	(1,386)
Net decrease in client funds obligations	(1,088)	(1,061)
Net cash used in financing activities	(6,449)	(4,035)

Net decrease in cash and cash equivalents	(4,107)	(1,152)

Cash and cash equivalents, beginning	12,584	5,594
Cash and cash equivalents, ending	$8,477	$4,442